Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

FIRST TRINITY FINANCIAL CORPORATION

2019 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1     Purpose. The purposes of this Plan are to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, this Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Performance Bonuses, Stock Awards, or any combination thereof, and Other Incentive Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards and Other Incentive Awards to Consultants and Eligible Directors, subject to the conditions set forth in this Plan.

ARTICLE II

DEFINITIONS

2.1     “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a substantial portion of the ownership interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a substantial ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity (a) shall be allocated a majority of partnership or limited liability company gains or losses or (b) shall be or control a managing member, manager, managing director or a general partner of such partnership or limited liability company.

2.2     “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award, or any combination thereof, or Other Incentive Award granted under this Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award or Other Incentive Award granted under this Plan to a Consultant or an Eligible Director by the Board, in either case pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

2.3     “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s or Committee’s exercise of its administrative powers.

2.4     “Board” means the Board of Directors of the Company but, if the Board has appointed a Committee as provided in Section 3.2, the term “Board” when used herein, unless the context otherwise requires, shall include such Committee.

2.5     “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

2.6     “Change of Control Event” means each of the following:

(a)      Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the shareholders of the Company, in either case resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction ceasing to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

(b)     The merger or consolidation of the Company with or into another entity resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation ceasing to beneficially own voting securities representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(c)      The sale of all or substantially all of the Company’s assets unless those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Section 409A of the Code, to the extent required to avoid accelerated taxation or penalties, no Change of Control Event will be deemed to have occurred unless such Change of Control Event also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Treasury Regulation Section 1.409A-3(i)(5).

2.7     “Code” means the Internal Revenue Code of 1986, as amended. References in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.8     “Committee” means the Committee appointed by the Board as provided in Section 3.2.

2.9     “Common Stock” means the Class A common stock, $0.01 par value per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XII.

2.10     “Company” means First Trinity Financial Corporation, an Oklahoma corporation.

2.11     “Consultant” means any individual who is engaged by the Company, a Subsidiary or an Affiliated Entity to render bona-fide consulting or advisory services, which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12     “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board as the Date of Grant in such authorization.

2.13     “Disability” means, except as otherwise provided in this Plan, the Participant is unable to continue providing services by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

2.14     “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of whole shares of Common Stock that could be purchased at Fair Market Value upon, and with the amount of, each cash distribution made by the Company during the period such Award is outstanding with respect to a number of shares of Common Stock equal to the number of Restricted Stock Units subject to the Award at the time of each such distribution.

2.15     “Effective Date” means October 2, 2019.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

2.16     “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

2.17     “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity, or a Consultant.

2.18     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19     “Fair Market Value” means (a) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the mean between the highest and lowest sales price of the Common Stock as quoted by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if there was no quoted price for such day, then the weighted average of the means between highest and lowest sales for the nearest date before and the nearest date after the day for which volume is to be determined on which there was a quoted price as reported in The Wall Street Journal or such other sources as the Board deems reliable, or (b) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported in The Wall Street Journal or such other source as the Board deems reliable, or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, the fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor provision.

2.20     “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

2.21     “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.22     “Other Incentive Award” means an incentive award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.

2.23     “Option” means an Award granted under Article V of this Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

2.24     “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under this Plan.

2.25     “Performance Bonus” means the bonus which may be granted to Eligible Employees under Article X of this Plan.

2.26     “Performance Units” means those monetary units and/or units representing fictional shares of Common Stock that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article IX hereof.

2.27     “Plan” means the First Trinity Financial Corporation 2019 Long-Term Incentive Plan, as amended and restated from time to time.

2.28     “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of this Plan.

2.29     “Restricted Stock Unit” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VII of this Plan.

2.30     “Restriction Period” means the period during which an Award remains subject to time and/or performance-based restrictions.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

2.31     “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VIII of this Plan.

2.32     “Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.

2.33     “Subsidiary” means a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

3.1     Shares Subject to this Plan. Subject to the limitations set forth herein, 1,000,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan. The limitations of this Section 3.1 shall be subject to the adjustment provisions of Article XII.

3.2     Administration of this Plan. The Board shall administer this Plan, however, the Board shall, by resolution, appoint a Committee of one or more members of the Board to administer this Plan and delegate its powers described under this Section 3.2 for purposes of Awards granted to Eligible Employees and Consultants; provided, however, that so long as any Class B Common Stock of the Company is outstanding, the Committee shall consist of one or more independent members of the Board nominated and elected by Class A shareholders. Neither the Company nor any member of the Board shall be liable for any action or determination made in good faith by the Board with respect to this Plan or any Award hereunder. The Committee’s determinations under this Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Eligible Employee of the Company, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan. The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee. Subject to the provisions of this Plan, the Committee shall have exclusive power to:

(a)      Select Eligible Employees and Consultants to participate in this Plan.

(b)      Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c)     Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award, the number of shares of Common Stock, Performance Units or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award.

(d)      Determine whether Awards will be granted singly or in combination.

(e)      Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f)      Adopt rules for the administration, interpretation and application of this Plan as are consistent herewith, and interpret, amend or revoke any such rules.

(g)     Correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in this Plan or any Award granted hereunder.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

(h)     Make all other decisions and determinations it deems advisable for the administration of this Plan.

(i)      Decide all disputes arising in connection with this Plan and otherwise supervise the administration of this Plan.

(j)      Take any and all other action it deems necessary or advisable for the proper operation or administration of this Plan.

3.3   Administration of Grants to Eligible Directors. The Committee shall have the exclusive power to select Eligible Directors to participate in this Plan and to determine the number of Nonqualified Stock Options, Performance Units, Restricted Stock Units, SARs, Stock Awards, Other Incentive Awards or the number of shares of Common Stock subject to a Restricted Stock Award awarded to Eligible Directors selected for participation.

3.4     The Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of this Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to this Plan, as it may deem necessary or advisable for the administration of this Plan. The Committee’s interpretation of this Plan or any Awards and all decisions and determinations by the Committee with respect to this Plan shall be final, binding, and conclusive on all parties.

3.5     Delegation by the Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.6     Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, and to the extent allowed by applicable laws, the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Board may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Board in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Board in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, the Board shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

ARTICLE IV

GRANT OF AWARDS

4.1       Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a)      Subject to Article XII, the aggregate number of shares of Common Stock that may be covered by Options that are designated as Incentive Stock Options may not exceed 500,000.

(b)      Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee’s discretion for Awards not involving the issuance of shares of Common Stock, shall be available again for grant under this Plan and shall not be counted against the shares authorized under Section 3.1. Any shares of Common Stock issued as Restricted Stock Awards that subsequently are forfeited without vesting shall again be available for grant under this Plan and shall not be counted against the shares authorized under Section 3.1. Any Awards that, pursuant to the terms of the applicable Award Agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of Common Stock (for example, SARs, Performance Units or Restricted Stock Units to be settled in cash), shall not be counted against the shares authorized under Section 3.1. Shares of Common Stock withheld to satisfy applicable withholding taxes pursuant to Section 13.3 shall be available for future issuance under this Plan. Any shares of Common Stock tendered or withheld in payment of any exercise price or purchase price of an Award will be available for future issuance under this Plan.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

(c)     Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of this Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(d)      The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(e)     Shares of Common Stock issued hereunder may be evidenced in any manner determined by the Board, including, but not limited to, separate certificates or book-entry registration

(f)      Except for adjustments pursuant to Article XII or reductions of the exercise price approved by the Company’s shareholders, the exercise price for any outstanding Option or SAR may not be decreased after the Date of Grant nor may an outstanding Option or SAR granted under this Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or any other award under this Plan. Except as approved by the Company’s shareholders, in no event shall any Option or SAR granted under this Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.

(g)     Eligible Directors and Consultants may only be granted Nonqualified Stock Options, Performance Units, Restricted Stock Awards, Restricted Stock Units, SARs, Stock Awards or Other Incentive Awards under this Plan.

(h)      The maximum term of any Award shall be ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

ARTICLE V

STOCK OPTIONS

5.1       Grant of Options. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Notwithstanding the foregoing, Nonqualified Stock Options may be granted only to Eligible Employees, Eligible Directors and Consultants performing services for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Eligible Employee, Eligible Director or Consultant performs services. For purposes of this Section 5.1, the term “controlling interest” means (a) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (b) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (c) in the case of a sole proprietorship, ownership of the sole proprietorship; or (d) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

5.2         Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a)      Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Eligible Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

(b)      Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) subject to prior approval by the Committee in its discretion, by delivering previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; (iii) subject to prior approval by the Committee in its discretion, by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price; or (iv) subject to prior approval by the Committee in its discretion, by a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under this Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee. Such procedures may include a broker either (x) selling all of the shares of Common Stock received when an Option is exercised and paying the Participant the proceeds of the sale (minus the exercise price, withholding taxes and any fees due to the broker) or (y) selling enough of the shares of Common Stock received upon exercise of the Option to cover the exercise price, withholding taxes and any fees due to the broker and delivering to the Participant (either directly or through the Company) a stock certificate for the remaining shares of Common Stock.

(c)      Exercise of Options.

(i)      Options granted under this Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company (or such other officer as may be designated by the Committee) at least two business days in advance of such exercise (or such lesser period of time as the Committee may require) stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(ii)      Unless otherwise provided in an Award Agreement or determined by the Committee, the following provisions will apply to the exercisability of Options following the termination of a Participant’s employment or service with the Company, a Subsidiary or an Affiliated Entity:

(A)      If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death or Disability, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to one year and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The unvested portion of any Option shall be forfeited immediately upon termination; provided, however, that the Committee may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

(B)      In the event a Consultant ceases to provide services to the Company, a Subsidiary or an Affiliated Entity, or an Eligible Director ceases to serve as a director of the Company, the unvested portion of any Option shall be forfeited unless otherwise accelerated pursuant to the terms of the Consultant’s or Eligible Director’s Award Agreement or by the Committee. Unless otherwise provided in the applicable Award Agreement, the Consultant or Eligible Director shall have a period of three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his or her date of termination of service. In no event shall any Option be exercisable past the term of the Option.

(d)      Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by or in service to the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)      Special Restrictions Relating to Incentive Stock Options. The terms of any Incentive Stock Options granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options (including any SARs issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(i)        Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(ii)       Options issued in the form of Incentive Stock Options shall be granted within ten years of the earlier of the date the Plan is adopted or approved by the shareholders and shall not be exercisable for more than ten years after the Date of Grant.

(iii)      No Incentive Stock Option shall be granted to an Eligible Employee who owns or who would own immediately before the grant of such Incentive Stock Option more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation”, unless (A) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a share of Common Stock on the Date of Grant and (B) such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Section 5.2(e), “parent corporation” means a “parent corporation” of the Company, as defined in Section 424(e) of the Code.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

(iv)      To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and parent corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made.

(v)      Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

(vi)      Except in the case of death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Date of Grant and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of the Company or a parent corporation of the Company or a Subsidiary (or a corporation or a parent corporation or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies).

(vii)     An Incentive stock option shall not be transferable (other than by will or the laws of dissent and distribution) by the Eligible Employee to whom the option was granted, and during the Eligible Employee’s lifetime is exercisable only by such Eligible Employee.

(viii)     In the event that an Option designated as Incentive Stock Options fails to meet or continue to meet the requirements of Section 422 of the Code, such Option shall be re-designated as a Nonqualified Stock Option.

(f)      Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)    Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.1         Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of this Plan as the Committee shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Committee deems appropriate, including without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

6.2         Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)      Restriction Period. Restricted Stock Awards shall be subject to such time and/or performance-based restrictions as the Committee shall determine and set forth in the applicable Award Agreement. Restricted Stock Awards granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Committee vesting and/or the grant of Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Committee. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b)      Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period or prior to the fulfillment of any other specified vesting conditions. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.

(c)    Rights as Shareholders. Unless otherwise provided in the Award Agreement, during any Restriction Period (and prior to the fulfillment of any other specified vesting conditions), the Participant shall have all of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same risk of forfeiture and same restrictions on transferability as the shares of Common Stock covered by the Restricted Stock Award with respect to which they were paid.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1        Grant of Restricted Stock Units. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Units shall be awarded in such number and at such times during the term of this Plan as the Committee shall determine. Each Award of Restricted Stock Units shall be subject to an Award Agreement setting forth the terms of such Award of Restricted Stock Units. A Participant shall not be required to make any payment for Restricted Stock Units.

7.2         Conditions of Restricted Stock Units. The grant of Restricted Stock Units shall be subject to the following:

(a)      Restriction Period. Restricted Stock Units shall be subject to such time and/or performance-based restrictions as the Committee shall determine and set forth in the applicable Award Agreement. Restricted Stock Units granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Units granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Committee vesting and/or the grant of Restricted Stock Units may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Committee. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Committee shall lapse with respect to the Restricted Stock Units.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

(b)      Lapse of Restrictions. The Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement upon settlement of a Restricted Stock Unit for which the restrictions have lapsed.

(c)      Cash Dividend Rights and Dividend Unit Rights. The Committee may, in its sole discretion, grant a tandem Cash Dividend Right or Dividend Unit Right grant with respect to Restricted Stock Units. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1        Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of this Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of this Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

8.2      Exercise and Payment. SARs granted under this Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise (or such lesser period of time as the Committee may require). The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in cash or in shares of Common Stock, as provided by the terms of the applicable Award Agreement.

8.3        Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall use commercially reasonable efforts to subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation” (as defined in Section 424(e) of the Code) on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE IX

PERFORMANCE UNITS

9.1        Grant of Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 9.2.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

9.2        Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a)      Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)      Achievement of Performance Goals. The Committee shall establish performance targets for each Award based upon such operational, financial or performance criteria determined by the Committee. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

ARTICLE X

PERFORMANCE BONUS

10.1      Grant of Performance Bonus. The Committee may from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Committee will determine the amount that may be earned as a Performance Bonus upon the achievement of one or more performance targets established by the Committee. The Committee shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target(s) shall be based upon such operational, financial or performance criteria determined by the Committee.

10.2      Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Committee must first be obtained or exceeded. Payment of a Performance Bonus may be made in cash or shares of Common Stock, as provided by the terms of the applicable Award Agreement.

ARTICLE XI

STOCK AWARDS AND OTHER INCENTIVE AWARDS

11.1      Grant of Stock Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Stock Awards of shares of Common Stock not subject to vesting or forfeiture restrictions to Eligible Employees, Consultants or Eligible Directors. Stock Awards shall be awarded with respect to such number of shares of Common Stock and at such times during the term of this Plan as the Committee shall determine. Each Stock Award shall be subject to an Award Agreement setting forth the terms of such Stock Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

11.2      Grant of Other Incentive Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Other Incentive Awards to Eligible Employees, Consultants or Eligible Directors. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Such Awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Committee, and awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under this Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under this Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of this Plan.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

ARTICLE XII

STOCK ADJUSTMENTS

12.1      Recapitalizations and Reorganizations. In the event that the shares of Common Stock, as constituted on the Effective Date, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any calendar year under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section 12.1, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with the applicable provisions of Sections 422 and 424 of the Code and the regulations thereunder, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (B) Section 409A of the Code with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to this Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

12.2      Adjustments Upon Change of Control Event. Upon the occurrence of a Change of Control Event, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in connection with such Change of Control Event:

(a)      provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Committee without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(b)      provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(c)      make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both;

(d)      accelerate any vesting schedule to which an Award is subject;

(e)      provide that such Award shall be payable, notwithstanding anything to the contrary in this Plan or the applicable Award Agreement; and/or

(f)      provide that the Award cannot become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, any such action contemplated under this Section 12.2 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

ARTICLE XIII

GENERAL

13.1      Effective Date; Amendment or Termination of this Plan. This Plan was originally approved by the Board and shall become effective upon approval by the shareholders of the Company at a meeting duly called thereafter. The Committee, in its sole discretion, may alter, suspend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that if an amendment to this Plan (i) would materially increase the aggregate number of shares of Common Stock available under this Plan (except by operation of Article XII), (ii) would materially modify the requirements as to eligibility for participation in this Plan, (iii) would materially increase the benefits to Participants provided by this Plan, (iv) would modify the provisions of Section 4.1(g), or (v) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained, subject to any other requirement of shareholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange. Unless terminated earlier by the Board pursuant to this Section 13.1, the authority to grant new Awards under this Plan will terminate on the tenth anniversary of the Effective Date, with this Plan otherwise to remain in effect until such time as no shares of Common Stock remain available for delivery under this Plan and the Company has no further rights or obligations under this Plan with respect to outstanding Awards.

13.2      Transferability.

(a)        Except as provided in Section 13.2(b) hereof or as otherwise determined by the Committee, Awards under this Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Board may provide in the terms of an Award Agreement or in any other manner prescribed by the Board that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

(b)       The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted must expressly provide for transferability in a manner consistent with this Section 13.2 for such transferability to be applicable. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 13.2(b). Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5.2(c)(ii) or similar provisions of an Award Agreement the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.2(c)(ii) or similar provisions of an Award Agreement shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5.2(c)(ii). No transfer pursuant to this Section 13.2(b) shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 13.2(b), all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

13.3     Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to it such tax prior to and as a condition of the making of such payment, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

13.4      [Reserved.]

13.5      Amendments to Awards. Subject to the limitations of Article IV and the other terms and conditions of this Plan, such as the prohibition on repricing of Options, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not currently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

13.6    Regulatory Approval and Listings. In the sole discretion of the Committee, the Company may file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, at such time as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a)        the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(b)      the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable.

13.7      Right to Continued Employment or Other Service. Participation in this Plan shall not give any Eligible Employee, Consultant or Eligible Director any right to remain in the employment or other service of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment or other service with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee, Consultant or Eligible Director at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee, Consultant, Eligible Director or any other individual any right to be selected as a Participant or to be granted an Award.

13.8      Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with this Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Exhibit 10.15 First Trinity Financial Corporation 2019 Long-Term Incentive Plan

13.9      Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

13.10      Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.

13.11     Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. In addition, by accepting or exercising any Award granted under this Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

13.12      No Trust or Fund Created. Neither this Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

13.13      Section 409A of the Code.

(a)            To the extent applicable, it is intended that this Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that this Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent therewith. In the event that any (i) provision of this Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of this Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to this Plan or an Award Agreement as the Committee deems necessary to comply with such requirements without the consent of the Participant.

(b)            No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under this Plan or an Award Agreement upon a termination of employment or other service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.

(c)           Notwithstanding the foregoing or anything elsewhere in this Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months plus one day following the date of the Participant’s termination or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A).

(d)           Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and in no event whatsoever shall the Company be liable for, or indemnify or hold harmless the Participant for, any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.